UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 13, 2006

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

           FLORIDA                       000-30932                 98-0346454
           -------                       ---------                 ----------
(STATE OR OTHER JURISDICTION)           (COMMISSION             (I.R.S. EMPLOYER
      OF INCORPORATION)                 FILE NUMBER)             IDENTIFICATION)

              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------

                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective November 13, 2006 the Issuer (the "Company") issued a $500,000 unsecured subordinated promissory note (the "Note") to Ledelle Holding Limited. Ledelle Holding is a corporation organized under the laws of Cyprus which is controlled by a trust of which Mr. Bengt George Odner, a director of the Company is the beneficiary. The Note bears interest at 9% per annum. The Note is due and payable December 31, 2006 and may be extended at the option of the holder on a month to month basis. The Company may also prepay the Note at any time without penalty.

The Company has previously issued two unsecured notes to Ledelle Holding ; a $1.2 million note issued June 27, 2006 by the Company to Ledelle Holding is due November 30, 2006 and a $1 million note issued August 29, 2006 by the Company is due December 31, 2006.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Form of $500,000 Unsecured Subordinated Promissory Note issued by the Company to Ledelle Holding Limited dated November 13, 2006.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: November 16, 2006
                                         By: /s/ Joey Schwartz
                                             ----------------------------------
                                                 Chief Financial Officer